Exhibit 3.17


                      CERTIFICATE OF INCORPORATION of

                            BISCSUN CORPORATION

          1. The name of the Corporation is BISCSUN CORPORATION.

          2. The Corporation's principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of

New Castle. The name and address of its resident agent is The Corporation

Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

          3. The nature of the business, or objects or purposes to be transacted, promoted or carried on, are:

         To carry on the business of manufacturing, preparing, producing,

buying, dealing in and with, selling, distributing or otherwise disposing of, any and all kinds of foods and food products, including (but without limitation of the scope of the foregoing) biscuits, crackers, cookies,

breads, cakes, pastries, snacks, fruits, juices, soft drinks, non-

intoxicating beverages, confectionery, candies, nuts and any and all other foods or food products for human or animal use; any commodity, substance,

element, component, ingredient, or factor used or useful in the manufacture, preparation or production of foods and food products; and also any materials, accessories, supplies, commodities or things which may be used or useful in or in connection with the manufacture, preparation,

production, purchase, sale, distribution, or use of any of the articles,

items or things coming within the foregoing descriptions;






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          To manufacture, purchase or otherwise acquire, sell, lease or otherwise dispose of, and deal in or with property or services of any kind or description;

          To purchase or otherwise acquire, hold, own, improve, develop,

sell, mortgage, pledge and otherwise deal in and with real and personal property of every kind and description in the United States of America, and in any territory, colony, dependency or district thereof, and in any foreign country or countries to the extent that the same may be lawfully permissible;

          To apply for, purchase, register, lease or otherwise acquire, to hold, own, use and operate, and to sell, assign, license or otherwise dispose of patents or applications therefor under letters patent of the

United States or any foreign country, inventions, improvements, formulas and processes, trade-marks, trade names, copyrights and rights or interests in any of the foregoing;

          To purchase or otherwise acquire, hold, own, sell, pledge and otherwise dispose of stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and to issue in exchange therefor its stock, bonds or other obligations, and to exercise in respect thereof all the rights, powers and privileges of individual owners, including the right to vote thereon; and to aid in any manner permitted by law any corporation or association, domestic or foreign, of which any stocks, bonds or evidences of indebtedness are held by or for the Corporation, and to do any acts or things desired to protect,




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preserve, improve or enhance the value of any such stocks, bonds or evidences of indebtedness;

          In general, to carry on any other business whether or not in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the

General Corporation Law of the State of Delaware, and to do any or all of

the things hereinbefore set forth to the same extent as natural persons could do.

          The objects and purposes expressed in the foregoing clauses shall not be limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but each object or purpose stated in the foregoing clauses of this Article shall be regarded as an independent object or purpose.

          4. The total number of shares of stock which the Corporation shall have authority to issue is 15,000, all of which are to be without par value. The minimum amount of capital with which this Corporation will commence business is $1,000.

          5. The name and place of residence of each of the incorporators are as follows:



            Name                    Place of Residence
            ----                    ------------------
        S.H. Livesay                Wilmington, Delaware
        B.J. Consono                Wilmington, Delaware
        A.D. Grier                  Wilmington, Delaware

    6. The Corporation is to have perpetual existence.





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          7. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

          8. The number of directors shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws but in no case shall the number be less than that required by law. A director need not be a stockholder.

          9. The Board of Directors is authorized:

          (a) To make, alter or repeal the by-laws of the Corporation,

except that any by-law adopted by the stockholders may be altered or repealed only by the stockholders if such by-law specifically so provides.

          (b) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve.

          10. Any one or more directors may be removed, with or without cause, either (1) at a meeting of stockholders, by the vote of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon, or (2) without a stockholders' meeting, by the consent in writing thereto executed by all of the stockholders who would be entitled to vote thereon if such a meeting were held.

          11. Meetings of stockholders may be held outside the State of

Delaware, if the by-laws so provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation, subject,




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however, to any requirements of law. Elections of directors need not be by ballot unless, and to the extent that, the by-laws of the Corporation so provide.

          12. Each director and each officer, each former director and each former officer, and each person who serves or has served at the request of the Corporation as a director or officer of another corporation, and their respective heirs and legal representatives shall be indemnified by the

Corporation against expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any action, suit or proceeding, civil or criminal (or appeal therein) in which such director,

officer or person is made a party, or with which he shall be threatened, by reason of his being or having been a director or officer of the Corporation or of such other corporation (whether or not he has continued to be such director or officer at the time of the incurring of such expenses), except in relation to matters as to which it shall be adjudged in such action,

suit or proceeding that such director, officer or person is liable for negligence or misconduct in the performance of his duty. Such right of indemnification shall not be exclusive of any other rights to which he may be entitled apart from this Article.

          13. Whenever a compromise or arrangement is proposed between this

Corporation and its creditors or any class of them and/or between this

Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this






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Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title

8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this

Corporation.

          14. The Corporation reserves the right to amend, alter or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are subject to this reservation.

          THE UNDERSIGNED, being all the incorporators above named, for the purpose of forming a corporation pursuant to the




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General Corporation Law of the State of Delaware, have hereunto set their respective hands and seals this 13th day of April,

1996.

                                    S.H. Livesay       (SEAL)
                                    B.J. Consono       (SEAL)
                                    A.D. Grier         (SEAL)




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STATE OF DELAWARE         )
                          : SS.:
COUNTY OF NEW CASTLE      )

          BE IT REMEMBERED that on this 13th day of April, 1996, personally came before me, a Notary Public for the State of Delaware, all the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

          GIVEN under my hand and seal of office the day and year

aforesaid.

                                   A. Dana Atwell
                                   Notary Public


     A. DANA ATWELL
     NOTARY PUBLIC
     APPOINTED OCT. 29, 1965
     STATE OF DELAWARE
     TERM TWO YEARS





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                             STATE OF DELAWARE

                        OFFICE OF SECRETARY OF STATE


          I, ELISHA C. DUKES, Secretary of State of the State of Delaware,

DO HEREBY CERTIFY that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "BISCSUN CORPORATION", as received and filed in this office the thirteenth day of April, A.D. 1966, at

10 o'clock A.M.



                         IN TESTIMONY WHEREOF, I have hereunto set my hand

                    and official seal at Dover this thirteenth day of April

                    in the year of our Lord one thousand nine hundred and

                    sixty-six.



                                   ELISHA C. DUKES
                                   Secretary of State

                                   G.F. DOWNS
                                   Ass't. Secretary of State



Secretary's Office

1855 Delaware 1793




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                            Received for Record

                              April 13th, A.D. 1966.

                              Leo J. Dugan, Jr., Recorder.


STATE OF DELAWARE    :
                     : SS.:
NEW CASTLE COUNTY    :

          Recorded in the Recorder's Office at Wilmington, in

Incorporation Record         , Vol.       Page       &c., the 13th

day of April, A.D. 1966.

          Witness my hand and official seal.

                                   Leo J. Dugan, Jr.

                                   Recorder.





Recorders Office
New Castle Co. Del.
Mercy Justice




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                          CERTIFICATE OF AMENDMENT

                                    OF

                        CERTIFICATE OF INCORPORATION

                                    OF

                           BISCSUN CORPORATION



          BISCSUN CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES

HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation, at a

meeting duly called and held, and at which a quorum was present and acting throughout, duly adopted a resolution setting forth and declaring adoption of the following amendment to the Certificate of Incorporation of the

Corporation:

         RESOLVED, that the Certificate of Incorporation of this Corporation be amended to change the name of the Corporation. To effect the foregoing amendment, Article 1 is amended to state:

                   "1. The name of the Corporation is
          Sunshine Biscuits, Inc."

          SECOND: That said amendment has been consented to and authorized by the holder of all the Corporation's issued and outstanding stock entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of Delaware and filed with the Corporation.

          Sunshine Biscuits, Inc., a New York corporation (hereinafter called the "Corporation"), by its Secretary, S.J. Hamshaw, hereby certifies that the

Corporation consents to the use of the name Sunshine Biscuits, Inc. in

Delaware by Biscsun




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Corporation, a wholly owned subsidiary of the Corporation; that if a plan of reorganization is approved by the stockholders of the Corporation and such plan is consummated, the Corporation intends to change its name to

S.B.I. Liquidating Corporation; and that if such plan of reorganization is not so approved or consummated, the Corporation will cause Sunshine

Biscuits, Inc., a Delaware corporation, to change its name back to Biscsun

Corporation.



                                   SUNSHINE BISCUITS, INC.



                                   By:____________________________________
                                      S.J. Hamshaw, Secretary





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                          CERTIFICATE OF AMENDMENT

                                    OF

                        CERTIFICATE OF INCORPORATION

                                    OF

                          SUNSHINE BISCUITS, INC.

                   (Pursuant to Section 242 of the General
               Corporation Law of the State of Delaware)

          SUNSHINE BISCUITS, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY:



          FIRST: That at a meeting of the Board of Directors of the

Corporation held September 16, 1976 a resolution was duly adopted setting forth proposed amendments to the Certificate of Incorporation of the

Corporation, declaring said amendments to be advisable and directing that said amendments be submitted to the sole stockholder of the Corporation entitled to vote in respect thereof.



          SECOND: That thereafter, in accordance with Section 228 of the

General Corporation Law of the State of Delaware, the sole stockholder of the Corporation holding the necessary number of shares as required by statute and the Certificate of Incorporation approved and adopted said amendments by unanimous written consent dated September 16, 1976.



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          THIRD: That said amendments would amend the Certificate of

Incorporation of the Corporation by deleting Article 12 thereof in its entirety and be redesignating Articles 13 and 14 thereof as Articles 12 and

13, respectively.



          FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State

of Delaware.



          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and Chief Executive Officer and attested by its Secretary this 16th day of September, 1976.



                              SUNSHINE BISCUITS, INC.



                              By:______________________________________
                                 Edward J. Jennings, Jr.
                                 President and Chief Executive
                                 Officer

Attest:


By:_____________________________
   Reuben Herman, Secretary